EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1999, included in Interleukin Genetics, Inc.'s [formerly known as Medical Science Systems, Inc.] Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998, and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
August 24, 1999

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